UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)   March 3, 2008

JESUP & LAMONT, INC.

(Exact name of Registrant as specified in its charter)

Florida	001-31292	56-3627212
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2170 West State Road 434,

Suite 100

                          Longwood, FL 32779

(Address of Principal Executive Office) (Zip Code)

Registrant’s telephone number, including area code 407-774-1300

_________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As of March 3, 2008, Jesup & Lamont, Inc. (“Jesup”) entered into binding Subscription Agreements to sell $2,000,000 of units in a private placement to accredited investors. Each unit consists of one share of Series G 10% Subordinated Cumulative Convertible Preferred Stock, par value $0.01 per share, and five-year warrants to purchase 1,470 shares of the company’s Common Stock, par value $0.01 per share. Each share of Series G Preferred Stock is initially convertible into 1,470 shares of Common Stock, subject to limited antidilution protection for capital changes and similar events. The warrants are exercisable after six months from the date of issue at a price of $0.816 per share, subject to limited antidilution protection for capital changes and similar events. The initial conversion price of the Series G Preferred Stock is $0.68 per share, the closing price of the company’s common stock on March 3, 2008. The Subscription Agreement also includes Jesup’s agreement to register all shares of the common stock underlying the units. Pursuant to the terms of the transaction, the company must pay partial liquidated damages in the amount of 1% per month of the purchase price, subject to a cap of an overall aggregate payment of 6% of the purchase price, upon any failure to (a) file a registration statement with the Securities and Exchange Commission within 30 days after the closing date of the transaction, or 30 days after filing its annual report on Form 10-KSB, whichever is later, or (b) register all shares of common stock underlying the units within 120 days of the closing date.

The above sales were made for investment by accredited investors and will be issued without registration under the Securities Act of 1933, as amended, pursuant to the exemptions provided under sections 4(6) and 4(2) thereof, and pursuant to the exemption provided by Regulation D. All the securities are restricted securities and will bear a restrictive legend and be subject to stop transfer restrictions. None the shares of common stock underlying the units will be issued until the American Stock Exchange has approved its listing.

The foregoing description of the Subscription Agreement, the Series G Preferred Stock and the Warrants does not purport to be complete and is qualified in its entirety by reference to the Subscription Agreement and the description of the Series G Preferred Stock and the Warrants contained in the exhibits thereto. The form of Subscription Agreement and those exhibits are filed as Exhibit 10.31 hereto and are incorporated herein by reference.

Item 3 .02	Sales of Unregistered Securities.

The consummation of the transaction described above would bring the aggregate total unregistered sales of Empire’s equity securities sold since September 30, 2007 to more than 5% of its outstanding common stock at November 2, 2007 as reported in Empire’s quarterly report on Form 10-QSB for the quarter ended September 30, 2007.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.31	Form of Subscription Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

Jesup & Lamont, Inc.

Dated: March 7, 2008	By:	/s/ Donald A. Wojnowski, Jr.
Donald A. Wojnowski, Jr.
President